Exhibit 99.1

TTM Technologies, Inc., Q4’20	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Fourth Quarter and 2020 Results

Santa Ana, CA – February 3, 2021– TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the fourth quarter of fiscal 2020, which ended on December 28, 2020.

Fourth Quarter 2020 Highlights

•	Net sales were $523.8 million

•	GAAP net income of $39.0 million, or $0.34 per diluted share

•	Non-GAAP net income was $40.2 million, or $0.37 per diluted share

•	Cash flow from operations of $55.5 million

•	Repaid and settled $250 million convertible bonds

•	Leverage ratio at end of Q4 2020 was 1.4x defined as net debt divided by the last twelve months EBITDA (excluding Mobility), the lowest level in five years

•	In Q1 2021, announced $100 million stock repurchase program in separate press release

On April 19th, 2020, TTM completed the previously announced sale of its Mobility business unit. The operating results and related assets and liabilities of the Mobility business under US GAAP are presented as discontinued operations for all periods. Non-GAAP results do not include Mobility results but still include the two E-MS plants being shut down. Please refer to the earnings schedule for additional details on exited businesses and continuing operations.

Fourth Quarter 2020 GAAP Financial Results

Net sales from continuing operations for the fourth quarter of 2020 were $523.8 million, compared to $535.7 million in the fourth quarter of 2019.

GAAP operating income from continuing operations for the fourth quarter of 2020 was $29.2 million. This compares to GAAP operating income of $29.4 million in the fourth quarter of 2019.

GAAP net income from continuing operations for the fourth quarter of 2020 was $39.0 million, or $0.34 per diluted share, compared to net income of $10.8 million, or $0.10 per diluted share in the fourth quarter of 2019.

Fourth Quarter 2020 Non-GAAP Financial Results

On a non-GAAP basis, net income from continuing operations for the fourth quarter of 2020 was $40.2 million, or $0.37 per diluted share. This compares to non-GAAP net income of $27.5 million, or $0.26 per diluted share, for the fourth quarter of 2019.

Adjusted EBITDA for continuing operations in the fourth quarter of 2020 was $68.2 million, or 13.0 percent of net sales, compared to adjusted EBITDA of $72.8 million, or 13.6 percent of net sales, for the fourth quarter of 2019.

“In the fourth quarter, TTM demonstrated excellent operational execution in the face of COVID-19 related challenges to deliver revenue above the midpoint and earnings above the previously guided range. TTM outperformed revenue expectations due to better sales across all end markets,” said Tom Edman, CEO of TTM. “Additionally, strict financial discipline led to solid operating cash flow in the quarter, driving our net debt leverage ratio down to 1.4x and enabling repayment of our convertible bond.”

TTM Technologies, Inc., Q4’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Full Year 2020 Financial Results

Net sales from continuing operations for fiscal year 2020 decreased to $2.11 billion from $2.13 billion in fiscal year 2019, a 1.3% decrease.

GAAP operating income from continuing operations for fiscal year 2020 was $28.1 million, a decrease from GAAP operating income of $109.6 million in fiscal year 2019.

GAAP net loss from continuing operations for fiscal year 2020 was $16.4 million, or $0.15 per diluted share, compared to GAAP net income of $31.9 million, or $0.30 per diluted share, for fiscal year 2019.

On a non-GAAP basis, net income from continuing operations for fiscal year 2020 was $116.7 million, or $1.10 per diluted share. This compares to fiscal year 2019 non-GAAP net income of $107.1 million, or $1.01 per diluted share.

Adjusted EBITDA for fiscal year 2020 was $272.3 million, or 12.9 percent of net sales, compared to $285.7 million, or 13.4 percent of net sales, for fiscal year 2019. Cash flow from operations for fiscal year 2020 was $287.2 million.

“Despite the challenges from COVID-19 and the strengthening Chinese currency, we delivered solid results in 2020 and made progress on our strategy of diversification, differentiation and discipline. Specifically, we exited the volatile consumer and lower margin businesses through the sale of the Mobility business unit and the restructuring of the E-MS business unit,” continued Edman. “In addition, we generated significant cash flows due to our operational and financial discipline. This cash, along with the proceeds from the Mobility sale, allowed us to repay $400 million of our Term Loan and our convertible bonds reducing our leverage and putting TTM in a strong position for the future.”

Business Outlook

TTM estimates that revenue for the first quarter of 2021 will be in the range of $490 million to $530 million, and non-GAAP net income will be in the range of $0.19 to $0.25 per diluted share.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2020 results and the first quarter 2021 outlook on Wednesday, February 3rd, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-458-4121 or international 323-794-2093 (ID 2336839). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

TTM Technologies, Inc., Q4’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Full Year
	2020	2019*	2020	2019*
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$523,802	$535,715	$2,105,322	$2,133,210
Cost of goods sold	435,829	435,470	1,746,299	1,756,033

Gross profit	87,973	100,245	359,023	377,177

Operating expenses:
Selling and marketing	15,849	17,560	63,882	69,171
General and administrative	26,831	37,193	122,477	129,284
Research and development	4,604	4,367	19,770	17,937
Amortization of definite-lived intangibles	9,589	9,531	38,838	45,776
Restructuring charges	1,934	2,204	16,764	5,380
Impairment of goodwill	—	—	69,200	—

Total operating expenses	58,807	70,855	330,931	267,548

Operating income	29,166	29,390	28,092	109,629

Interest expense	(14,599)	(19,976)	(73,156)	(82,087)
Other, net	(1,854)	(1,741)	(1,213)	6,784

Income (loss) from continuing operations before income taxes	12,713	7,673	(46,277)	34,326
Income tax benefit (provision)	26,247	3,124	29,891	(2,405)

Net income (loss) from continuing operations	38,960	10,797	(16,386)	31,921
Income from discontinued operations, net of income taxes	—	14,462	193,921	9,380

Net income	$38,960	$25,259	$177,535	$41,301

* Reclassified Research and development expenses as a separate line item from General and administrative expenses
Earnings per share:
Basic earnings (loss) per share from continuing operations	$0.36	$0.10	$(0.15)	$0.30
Basic earnings per share from discontinued operations	—	0.14	1.82	0.09

Basic earnings per share	$0.36	$0.24	$1.67	$0.39

Diluted earnings (loss) per share from continuing operations	$0.34	$0.10	$(0.15)	$0.30
Diluted earnings per share from discontinued operations	—	0.14	1.82	0.09

Diluted earnings per share	$0.34	$0.24	$1.67	$0.39

Weighted-average shares used in computing per share amounts:
Basic	106,755	105,502	106,366	105,195
Diluted	113,513	107,135	106,366	106,332

Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	106,755	105,502		105,195
Dilutive effect of convertible debt	5,193	—		—
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,565	1,633		1,137

Diluted shares	113,513	107,135		106,332

SELECTED BALANCE SHEET DATA
	December 28, 2020	December 30, 2019
Cash and cash equivalents, including restricted cash	$451,565	$379,818
Accounts and notes receivable, net	381,105	503,598
Contract assets	273,256	254,600
Inventories	115,651	113,753
Current assets held for sale	—	67,572
Total current assets	1,248,758	1,342,684
Property, plant and equipment, net	650,435	678,201
Operating lease right of use asset	24,340	22,173
Non-current assets held for sale	—	425,597
Other non-current assets	972,411	1,092,278
Total assets	2,895,944	3,560,933

Short-term debt, including current portion of long-term debt	$—	$249,975
Accounts payable	327,102	329,866
Current liabilities held for sale	—	185,391
Total current liabilities	518,046	946,666
Debt, net of discount	842,853	1,225,962
Non-current liabilities held for sale	—	1,530
Total long-term liabilities	933,889	1,335,230
Total equity	1,444,009	1,279,037
Total liabilities and equity	2,895,944	3,560,933

SUPPLEMENTAL DATA
	Fourth Quarter		Full Year
	2020	2019	2020	2019
Gross margin	16.8%	18.7%	17.1%	17.7%
Operating margin	5.6%	5.5%	1.3%	5.1%

Stock-based Compensation:
	Fourth Quarter
	2020	2019
Amount included in:
Cost of goods sold	$1,246	$938
Selling and marketing	620	479
General and administrative	2,211	3,147
Research and development	35	62

Total stock-based compensation expense	$4,112	$4,626

Operating Segment Data:
	Fourth Quarter
	2020	2019
Net sales:
PCB	$475,614	$477,799
RF&S	11,382	10,591
E-M Solutions	36,806	47,325

Total net sales	$523,802	$535,715

Operating segment income:
PCB	$62,621	$69,184
RF&S	3,209	3,552
E-M Solutions	41	1,841
Corporate	(25,732)	(34,373)

Total operating segment income	40,139	40,204
Amortization of definite-lived intangibles	(10,973)	(10,814)

Total operating income	29,166	29,390
Total other expense	(16,453)	(21,717)

Income from continuing operations before income taxes	$12,713	$7,673

RECONCILIATIONS[1]
	Fourth Quarter		Full Year
	2020	2019	2020	2019
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit from continuing operations	$87,973	$100,245	$359,023	$377,177
Add back item:
Amortization of definite-lived intangibles	1,384	1,283	5,535	4,822
Accelerated depreciation	899	—	5,835	—
Stock-based compensation	1,246	938	3,889	3,148

Non-GAAP gross profit	$91,502	$102,466	$374,282	$385,147

Non-GAAP gross margin	17.5%	19.1%	17.8%	18.1%

Non-GAAP operating income reconciliation[3]:
GAAP operating income from continuing operations	$29,166	$29,390	$28,092	$109,629
Add back items:
Amortization of definite-lived intangibles	10,973	10,814	44,373	50,598
Accelerated depreciation	1,057	—	6,751	—
Stock-based compensation	4,112	4,626	16,073	16,816
(Gain) on sale of assets	(97)	(66)	(97)	(66)
Impairments, restructuring, acquisition-related, and other charges	2,098	6,521	86,237	12,282

Non-GAAP operating income	$47,309	$51,285	$181,429	$189,259

Non-GAAP operating margin	9.0%	9.6%	8.6%	8.9%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss) from continuing operations	$38,960	$10,797	$(16,386)	$31,921
Add back items:
Amortization of definite-lived intangibles	10,973	10,814	44,373	50,598
Accelerated depreciation	1,057	—	6,751	—
Stock-based compensation	4,112	4,626	16,073	16,816
Non-cash interest expense	2,962	3,501	17,451	14,288
(Gain) on sale of assets	(119)	(186)	(825)	(3,743)
Impairments, restructuring, acquisition-related, and other charges	2,098	6,521	86,237	12,282
Income taxes[5]	(19,800)	(8,610)	(36,988)	(15,046)

Non-GAAP net income	$40,243	$27,463	$116,686	$107,116

Non-GAAP earnings per diluted share	$0.37	$0.26	$1.10	$1.01

Non-GAAP diluted number of shares:
Diluted shares	113,513	107,135	106,366	106,332
Dilutive effect of convertible debt	(5,193)	—	—	—

Non-GAAP diluted number of shares	108,320	107,135	106,366	106,332

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss) from continuing operations	$38,960	$10,797	$(16,386)	$31,921
Add back items:
Income tax (benefit) provision	(26,247)	(3,124)	(29,891)	2,405
Interest expense	14,599	19,976	73,156	82,087
Amortization of definite-lived intangibles	10,973	10,814	44,373	50,598
Depreciation expense	23,775	23,413	99,572	93,370
Stock-based compensation	4,112	4,626	16,073	16,816
(Gain) on sale of assets	(119)	(186)	(825)	(3,743)
Impairments, restructuring, acquisition-related, and other charges	2,098	6,521	86,237	12,282

Adjusted EBITDA	$68,151	$72,837	$272,309	$285,736

Adjusted EBITDA margin	13.0%	13.6%	12.9%	13.4%

Free cash flow reconciliation, including Mobility:
Operating cash flow	$55,490	$130,148	$287,176	$311,937
Capital expenditures, net	(18,663)	(46,982)	(102,551)	(135,972)

Free cash flow	$36,827	$83,166	$184,625	$175,965

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]	Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation due to restructuring of two E-M Solutions plants, and stock-based compensation expense.
[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation due to restructuring of two E-M Solutions plants, stock-based compensation expense, gain on sale of assets, impairment of goodwill, acquisition-related costs, restructuring and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation due to restructuring of two E-M Solutions plants, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, impairment of goodwill, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, impairment of goodwill, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

MERP Tables

TTM Consolidated

End Markets	1Q-19	2Q-19	3Q-19	4Q-19	FY 2019	1Q-20	2Q-20	3Q-20	4Q-20	FY 2020
Aerospace/Defense	27%	28%	24%	26%	26%	30%	31%	36%	36%	33%
Automotive	17%	16%	17%	14%	16%	12%	12%	14%	21%	14%
Cellular Phones	7%	6%	19%	16%	13%	11%	3%	0%	0%	4%
Computing/Storage/Periph	13%	15%	12%	14%	13%	14%	13%	12%	13%	13%
Medical/Industrial/Inst	15%	15%	13%	13%	14%	16%	20%	19%	15%	17%
Networking/Communications	18%	17%	13%	15%	15%	14%	19%	18%	15%	17%
Other	3%	3%	2%	2%	3%	3%	2%	1%	0%	2%

Mobility Business Unit
End Markets	1Q-19	2Q-19	3Q-19	4Q-19	FY 2019	1Q-20	2Q-20	3Q-20	4Q-20	FY 2020
Aerospace/Defense	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Automotive	5%	6%	3%	2%	4%	3%	5%	0%	0%	3%
Cellular Phones	48%	41%	73%	65%	60%	57%	54%	0%	0%	56%
Computing/Storage/Periph	28%	36%	14%	19%	22%	22%	25%	0%	0%	23%
Medical/Industrial/Inst	7%	5%	2%	3%	4%	4%	4%	0%	0%	4%
Networking/Communications	5%	5%	4%	6%	5%	5%	5%	0%	0%	5%
Other	7%	7%	4%	5%	5%	9%	7%	0%	0%	9%

TTM excluding Mobility
End Markets	1Q-19	2Q-19	3Q-19	4Q-19	FY 2019	1Q-20	2Q-20	3Q-20	4Q-20	FY 2020
Aerospace/Defense	31%	33%	31%	35%	33%	37%	33%	36%	36%	36%
Automotive	19%	18%	21%	17%	19%	14%	12%	14%	21%	15%
Cellular Phones	0%	0%	1%	0%	0%	0%	0%	0%	0%	0%
Computing/Storage/Periph	11%	11%	11%	12%	11%	12%	13%	12%	13%	12%
Medical/Industrial/Inst	17%	17%	17%	17%	17%	19%	21%	19%	15%	18%
Networking/Communications	20%	19%	17%	18%	18%	17%	20%	18%	15%	18%
Other	2%	2%	2%	1%	2%	1%	1%	1%	0%	1%

SZ + SH-EMS
End Markets	1Q-19	2Q-19	3Q-19	4Q-19	FY 2019	1Q-20	2Q-20	3Q-20	4Q-20	FY 2020
Aerospace/Defense	0%	1%	0%	0%	0%	0%	0%	0%	3%	1%
Automotive	56%	58%	74%	59%	63%	49%	54%	49%	86%	61%
Cellular Phones	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Computing/Storage/Periph	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Medical/Industrial/Inst	22%	23%	11%	19%	18%	23%	14%	14%	2%	12%
Networking/Communications	21%	18%	16%	22%	19%	30%	35%	44%	10%	29%
Other	1%	0%	-1%	0%	0%	-2%	-3%	-7%	-1%	-3%

TTM, excluding Mobility, SZ & SH E-MS
End Markets	1Q-19	2Q-19	3Q-19	4Q-19	FY 2019	1Q-20	2Q-20	3Q-20	4Q-20	FY 2020
Aerospace/Defense	33%	36%	36%	37%	35%	38%	34%	37%	38%	37%
Automotive	17%	15%	15%	15%	15%	13%	11%	13%	17%	13%
Cellular Phones	0%	-1%	1%	0%	0%	1%	0%	0%	0%	0%
Computing/Storage/Periph	12%	12%	12%	13%	12%	12%	13%	13%	13%	13%
Medical/Industrial/Inst	16%	17%	18%	17%	17%	19%	21%	19%	16%	19%
Networking/Communications	20%	19%	16%	17%	18%	16%	19%	17%	16%	17%
Other	2%	2%	2%	1%	3%	1%	2%	1%	0%	1%

Proforma Tables

Select Non-GAAP income statement data:

TTM Consolidated	Q1-19	Q2-19	Q3-19	Q4-19	FY 2019	Q1-20	Q2-20	Q3-20	Q4-20	FY 2020
Sales	620.2	633.0	716.8	719.3	2,689.3	610.8	601.1	513.6	523.8	2,249.3
Gross Profit	90.6	86.4	106.0	126.8	409.7	88.3	107.2	94.4	91.5	381.4
Gross Margin	14.6%	13.6%	14.8%	17.6%	15.2%	14.5%	17.8%	18.4%	17.5%	17.0%
Op Income	40.5	37.2	54.0	72.3	204.0	35.7	54.7	46.9	47.3	184.6
Operating Margin	6.5%	5.9%	7.5%	10.1%	7.6%	5.8%	9.1%	9.1%	9.0%	8.2%
EBITDA	78.5	82.9	103.5	111.3	376.2	82.1	80.3	67.2	68.2	297.8
EBITDA%	12.7%	13.1%	14.4%	15.5%	14.0%	13.4%	13.4%	13.1%	13.0%	13.2%

Mobility Proforma	Q1-19	Q2-19	Q3-19	Q4-19	FY 2019	Q1-20	Q2-20	Q3-20	Q4-20	FY 2020
Sales	83.8	106.1	182.6	183.5	556.0	113.2	30.8	—	—	144.0
Gross Profit	(10.1)	(8.2)	18.6	24.3	24.5	4.7	2.4	—	—	7.1
Gross Margin	-12.1%	-7.8%	10.2%	13.2%	4.4%	4.2%	7.8%	—	—	5.0%
Op Income	(11.9)	(10.3)	16.0	21.0	14.8	2.1	1.1	—	—	3.2
Operating Margin	-14.2%	-9.7%	8.8%	11.4%	2.7%	1.9%	3.6%	—	—	2.2%
EBITDA	5.9	9.2	36.9	38.5	90.5	21.9	3.5	—	—	25.4
EBITDA%	7.0%	8.7%	20.2%	21.0%	16.3%	19.3%	11.4%	—	—	17.6%

TTM Proforma Excluding Mobility	Q1-19	Q2-19	Q3-19	Q4-19	FY 2019	Q1-20	Q2-20	Q3-20	Q4-20	FY 2020
Sales	536.4	526.9	534.2	535.8	2,133.3	497.6	570.3	513.6	523.8	2,105.3
Gross Profit	100.7	94.6	87.4	102.5	385.2	83.6	104.8	94.4	91.5	374.3
Gross Margin	18.8%	18.0%	16.4%	19.1%	18.1%	16.8%	18.4%	18.4%	17.5%	17.8%
Op Income	52.4	47.5	38.0	51.3	189.2	33.6	53.6	46.9	47.3	181.4
Operating Margin	9.8%	9.0%	7.1%	9.6%	8.9%	6.8%	9.4%	9.1%	9.0%	8.6%
EBITDA	72.6	73.7	66.6	72.8	285.7	60.2	76.8	67.2	68.2	272.4
EBITDA%	13.5%	14.0%	12.5%	13.6%	13.4%	12.1%	13.5%	13.1%	13.0%	12.9%

SZ + SH-EMS Proforma	Q1-19	Q2-19	Q3-19	Q4-19	FY 2019	Q1-20	Q2-20	Q3-20	Q4-20	FY 2020
Sales	36.0	40.9	54.5	29.8	161.2	14.2	21.4	20.5	23.7	79.8
Gross Profit	3.0	3.4	5.2	2.3	13.9	(2.4)	(0.3)	3.4	3.2	3.9
Gross Margin	8.3%	8.3%	9.5%	7.7%	8.6%	-16.7%	-1.4%	16.6%	13.5%	4.9%
Op Income	2.0	1.2	4.3	2.0	9.5	(3.8)	(0.8)	2.3	2.7	0.4
Operating Margin	5.6%	2.9%	7.9%	6.7%	5.9%	-26.8%	-3.8%	11.3%	11.4%	0.5%
EBITDA	2.5	3.1	7.1	2.0	14.7	(3.6)	0.1	2.6	3.1	2.2
EBITDA%	6.9%	7.6%	13.0%	6.7%	9.1%	-25.4%	0.4%	12.9%	13.1%	2.8%

TTM Proforma Excluding Mobility, SZ & SH-EMS	Q1-19	Q2-19	Q3-19	Q4-19	FY 2019	Q1-20	Q2-20	Q3-20	Q4-20	FY 2020
Sales	500.4	486.0	479.7	506.0	1,972.1	483.4	548.9	493.1	500.1	2,025.5
Gross Profit	97.7	91.2	82.2	100.2	371.3	86.0	105.1	91.0	88.3	370.4
Gross Margin	19.5%	18.8%	17.1%	19.8%	18.8%	17.8%	19.1%	18.5%	17.7%	18.3%
Op Income	50.4	46.2	33.7	49.3	179.6	37.7	54.4	44.6	44.6	181.3
OM	10.1%	9.5%	7.0%	9.7%	9.1%	7.8%	9.9%	9.0%	8.9%	8.9%
EBITDA	70.1	70.6	59.5	70.8	271.0	63.8	76.7	64.6	65.1	270.2
EBITDA%	14.0%	14.5%	12.4%	14.0%	13.7%	13.2%	14.0%	13.1%	13.0%	13.3%